UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2025
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.

On August 6, 2025, Fastly, Inc. (the "Company") announced its financial results for the quarter ended June 30, 2025 by issuing a press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is the Company’s investor supplement, regarding results of the quarter ended June 30, 2025 (the “Investor Supplement”). The Investor Supplement will be posted to http://investors.fastly.com immediately after the filing of this Form 8-K.

The information furnished on this Form 8-K, including the exhibits attached, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Appointments and Departure

On August 6, 2025, the Company announced that it had appointed Richard Wong as Chief Financial Officer, effective as of August 11, 2025 (the “CFO Transition Date”) and Scott R. Lovett as President, Go to Market, effective as of August 6, 2025. The Company hired Mr. Wong as Senior Advisor to the Chief Executive Officer, effective as of August 7, 2025, and Mr. Wong will serve in that role until the CFO Transition Date. In connection with Mr. Wong’s appointment, Ronald W. Kisling will cease serving as the Company’s Chief Financial Officer on the CFO Transition Date, but will remain employed with the Company in an advisory capacity through September 15, 2025 to provide transition assistance. Mr. Kisling’s departure is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Mr. Wong, age 50, will serve as the Company’s Chief Financial Officer beginning on the CFO Transition Date. Previously, Mr. Wong served as Chief Financial Officer of Benchling from November 2020 to May 2024. From May 2018 to November 2020, he served as Chief Financial Officer of Houzz Inc. Prior to that, he held senior finance roles at LinkedIn and Yahoo!, and started his career as an investment banker at JPMorgan and Banc of America Securities. He holds an MBA from Northwestern University’s Kellogg School of Management and a Bachelor of Science degree in Business Administration from the University of California, Berkeley.

Mr. Lovett, age 59, will serve as the Company’s President, Go To Market, beginning on August 6, 2025. Mr. Lovett previously served as the Company's Chief Revenue Officer from August 2024 until August 2025. From August 2021 to May 2024, Mr. Lovett served as Chief Revenue Officer at Imperva, Inc. From April 2018 to April 2021, Mr. Lovett served as Senior Vice President of Global Web & Security Sales at Akamai Technologies, Inc. Mr. Lovett holds a Bachelor of Arts in Communications from Eastern Illinois University.

There are no arrangements or understandings between Mr. Wong or Mr. Lovett and any other person pursuant to which Mr. Wong and Mr. Lovett was appointed as Chief Financial Officer and President, Go to Market, respectively, and there are no family relationships between Mr. Wong or Mr. Lovett and any director or other executive officer of the Company, and neither Mr. Wong or Mr. Lovett has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release announcing Mr. Wong’s appointment as the Chief Financial Officer and Mr. Lovett’s appointment as President, Go to Market is attached hereto as Exhibit 99.3 and is filed herewith.

Chief Financial Officer Offer Letter

On August 1, 2025, Mr. Wong entered into a letter agreement with the Company (the “Wong Offer Letter”), providing for his appointment as Chief Financial Officer. Under the Wong Offer Letter, Mr. Wong will be paid an annual base salary of $450,000 and, as a material inducement for him to commence employment, be granted an RSU award having an aggregate value of $8,000,000, determined in accordance with Company policy. The RSU grant will vest as to 25% of the RSUs initially subject to the RSU award on August 15, 2026 and as to 1/16th of the RSUs initially subject to the RSU award on each quarterly anniversary thereof thereafter, such that the RSU award will be fully vested on August 15, 2029, in each case, subject to Mr.

Wong’s continued employment through the applicable vesting dates. The RSU award will be subject to the provisions of the Company’s 2025 Employee Inducement Incentive Plan (the “Inducement Plan”). Pursuant to the terms of the Company’s 2025 Bonus Plan, as previously approved by the Board, Mr. Wong will be eligible to receive a pro-rated bonus for 2025 performance with a target amount of 70% of his base salary, payable in the form of RSUs. Beginning in 2026, Mr. Wong will be eligible for an annual performance-based bonus, with a target amount equal to 70% of his base salary, pursuant to the Company’s bonus plan, which will be paid in either cash or equity at the determination of the Board. Mr. Wong will be eligible to participate in the Company’s 2022 Change in Control and Severance Benefit Plan, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2025.

The foregoing description of the Wong Offer Letter with Mr. Wong is qualified in its entirety by reference to the Wong Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Mr. Wong will also enter into an indemnification agreement with the Company in the form previously approved by the Board and filed with the SEC.

President, Go To Market Offer Letter

On August 1, 2025, Mr. Lovett entered into a letter agreement with the Company (the “Lovett Offer Letter”), providing for his promotion from Chief Revenue Officer to President, Go to Market, effective as of August 6, 2025. Under the Lovett Offer Letter, Mr. Lovett is to be paid an annual base salary of $450,000 and be granted (i) an equity award having an aggregate value of $1,000,000, determined in accordance with Company policy but using a minimum conversion value of $9 per share, that covers shares of the Company’s Class A common stock, 60% of which will be comprised of RSUs, 25% of which will be comprised of PSUs that vest based on the achievement of financial metrics and 15% of which will be comprised of PSUs that vest based on the achievement of total stockholder return relative to the Company’s peer group, and (ii) an equity award having an aggregate value of $2,500,000, determined in accordance with Company policy but using a minimum conversion value of $9 per share, and that vest based on the achievement of financial metrics. Such RSUs and PSUs will be granted pursuant to the Company’s 2019 Equity Incentive Plan. Mr. Lovett is eligible to earn commissions under the Company's Global Sales Compensation Plan, as regularly updated, with an annual total commission target of 100% of his annual base salary. Mr. Lovett will be eligible to participate in the Company’s 2022 Change in Control and Severance Benefit Plan, a copy of which was filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2025.

The foregoing description of the Lovett Offer Letter with Mr. Lovett is qualified in its entirety by reference to the Lovett Offer Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Departure of Chief Financial Officer

On August 1, 2025, the Company entered into an agreement (the “Transition and Separation Agreement”) with Mr. Kisling which provides for Mr. Kisling’s transition as well as severance benefits that are generally consistent with the terms of the Company’s Executive Change in Control and Severance Benefit Plan (the “Severance Plan”). In exchange for a release of claims by Mr. Kisling and reaffirmation of his obligations under an employee confidential information and invention assignment agreement, Mr. Kisling will be entitled to (i) an amount equal to nine months of his base salary payable in a lump sum and (ii) 75% of Mr. Kisling’s target annual bonus for fiscal year 2025 payable in a lump sum, less withholdings and deductions. Mr. Kisling will also be entitled to (a) accelerated vesting of all outstanding restricted stock units, including performance stock units that are no longer subject to performance-vesting conditions, that would have vested if he had remained an employee for an additional 12 months after the Separation Date, (b) pro-rata and accelerated vesting of the 2025 Operational PSU Award (as defined in the Transition and Separation Agreement), based on actual performance to be measured in early 2026, (c) pro-rata and accelerated vesting of the 2025 rTSR PSU Award (as defined in the Transition and Separation Agreement), based on actual performance through the earlier of February 26, 2028 or a change in control, and (d) vesting of the Stock Price Hurdle PSUs (as defined in the Transition and Separation Agreement) in the event the relevant stock prices are achieved on or prior to September 15, 2026.

If the Company terminates Mr. Kisling’s employment for “cause” or Mr. Kisling resigns without “good reason,” each as defined in the Severance Plan, prior to September 15, 2025, Mr. Kisling will not be entitled to any of the severance benefits described above and will immediately forfeit all outstanding and unvested equity awards.

A copy of the Transition and Separation Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K. The foregoing description of the Transition and Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition and Separation Agreement.

Adoption of 2025 Inducement Incentive Award Plan

On June 11, 2025, the Board adopted the Inducement Plan, pursuant to which the Company has reserved 2,000,000 shares of its Class A common stock for issuance under the Inducement Plan solely to individuals who were not previously employees of the Company as an inducement material to such persons entering into employment with the Company, in accordance with NYSE Listed Company Manual Rule 303A.08. The Inducement Plan was approved by the Board without stockholder approval pursuant to NYSE Listed Company Manual Rule 303A.08. The Board also adopted a form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement (the “Award Agreement”) for use with the Inducement Plan.

The foregoing description of the Inducement Plan and Award Agreement is not complete and is qualified in its entirety by reference to the text of the Inducement Plan and Award Agreement, which will be included as exhibits to the Company’s future SEC filings.

Item 9.01                   Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit Description

10.1+	Offer Letter by and between Fastly, Inc. and Richard Wong, dated August 1, 2025
10.2+	Offer Letter by and between Fastly, Inc. and Scott Lovett, dated August 1, 2025
10.3+	Transition and Separation Agreement by and between Fastly, Inc. and Ronald Kisling, dated August 1, 2025
99.1	Press Release dated August 6, 2025, regarding Earnings
99.2	Investor Supplement for Second Quarter 2025 Results
99.3	Press Release dated August 6, 2025, regarding CFO Transition and Executive Leadership Promotion

 + Indicates management contract or compensatory plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	August 6, 2025	By:	/s/ Charles Compton
Charles Compton
Chief Executive Officer